Exhibit 10.1

NS GROUP, INC. EQUITY PLAN
PERFORMANCE UNITS AGREEMENT

     This Agreement (the “Agreement”) is made as of ___, 20___(the “Date of Grant”), by and between NS Group, Inc., a Kentucky corporation (the “Company”), and ___(the “Grantee”).

     1. Grant of Performance Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the NS Group, Inc. Equity Plan (the “Plan”), the Company hereby grants to the Grantee ___Performance Units (the “Target Performance Units”) subject to the attainment of the criteria described in Section 2(a). Each Performance Unit represents the contingent right to receive $1.00, subject to the terms and conditions set forth in the Plan and this Agreement.

     2. Earning of Performance Units

          (a) The Grantee’s right to receive payment for any Performance Unit shall be determined on the basis of the Company’s return on capital employed during each three-year period which commences January 1 (the “Performance Period”). Except as provided in this Section 2, the applicable percentage of the Target Performance Units, if any, earned by the Grantee shall range from 0% to 150%, based on the Company’s results during the Performance Period and the performance criteria set forth in Exhibit A.

          (b) If, while in the continuous employ of the Company or a Subsidiary Company, the Grantee dies, retires at age 62 with at least 5 years of continuous employment or becomes permanently disabled (as determined by the Committee) prior to the date that the Performance Units are paid as provided herein, the Grantee shall be entitled to receive a prorated portion of the value of the Performance Units calculated under Section 2(a), determined by multiplying the value of the Performance Units by a fraction, the numerator of which is the number of days during the Performance Period that the Grantee was employed by the Company or a Subsidiary and the denominator of which is the total number of days during the Performance Period.

          (c) If a Change in Control occurs prior to the end of the Performance Period and while the Grantee is in the continuous employ of the Company or a Subsidiary, the Grantee shall be entitled to receive a prorated portion of the value of the Performance Units calculated under Section 2(a), determined by multiplying the value of the Performance Units by a fraction, the numerator of which is the number of days during the Performance Period that the Grantee was employed by the Company or a Subsidiary and the denominator of which is the total number of days during the Performance Period. The applicable percentage of the Target Performance Units earned by the Grantee shall be determined by the Committee, in its discretion, by using a reasonable estimate of Company performance.

     3. Payment of Performance Units.

          (a) Except as provided in Section 3(b), the value of the Target Performance Units earned as provided in Section 2 and not forfeited as provided in Section 4 shall be paid to the Grantee (or his beneficiary in the case of death) in cash as soon as administratively practicable after the approval of audited financial results for the Performance Period, but in no event later than 75 days after the end of a Performance Period.

NS GROUP, INC. EQUITY PLAN
PERFORMANCE UNITS AGREEMENT

          (b) Notwithstanding anything contained herein to the contrary, if a Change in Control occurs prior to the date that the Performance Units are paid as provided herein and while the Grantee is in the continuous employ of the Company or a Subsidiary, the value of the Performance Units earned as provided in Section 2(a) or 2(c), as the case may be, shall be paid to the Grantee in cash within 30 days after the date of the Change in Control.

     4. Forfeiture of Target Performance Units.

          (a) Except as provided in Section 3(b) and 4(b), the Performance Units shall be forfeited automatically without further notice on the date the Grantee ceases to be continuously employed by the Company or a Subsidiary.

          (b) Notwithstanding the provisions of Section 4(a), the Performance Units shall not be forfeited upon the Grantee’s ceasing to be continuously employed by the Company or a Subsidiary if the Grantee dies, retires at age 62 with at least 5 years of continuous employment or becomes permanently disabled (as determined by the Committee).

     5. Transferability. The Performance Units may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee; provided, however, that the Grantee’s rights with respect to such Performance Units may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Performance Units.

     6. No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor limit or affect in any manner the right of the Company or a Subsidiary to terminate the employment or adjust the compensation of the Grantee.

     7. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with the payment of the value of the Performance Units, the Grantee hereby authorizes the necessary withholding by the Company to satisfy such tax withholding obligations prior to payment.

     8. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee).

     9. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable laws; provided, however, that notwithstanding any other provision of this Agreement, the Performance Units shall not be paid if he payment thereof would result in a violation of any such law.

NS GROUP, INC. EQUITY PLAN
PERFORMANCE UNITS AGREEMENT

     10. Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his employment among the Company or a Subsidiary or a leave of absence approved by the Committee.

     11. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing and except as provided in Section 8 hereof, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.

     12. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     13. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant or settlement of the Performance Units.

     14. Successors and Assigns. Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

     15. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.

     16. Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Grantee shall be addressed to the Grantee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

     17. Unsecured Creditor. The Grantee acknowledges that no assets of the Company shall be segregated for the purpose of payment under this Agreement or shall be held (or deemed to

NS GROUP, INC. EQUITY PLAN
PERFORMANCE UNITS AGREEMENT

be held) in trust for the benefit of the Grantee. It is the intention of the Grantee and the Company that all payment obligations under this Agreement shall constitute at all times general unsecured obligations of the Company.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

NS GROUP, INC.

By:

Name:
Title:

     The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of Target Performance Units granted thereunder on the terms and conditions set forth herein and in the Plan.

Grantee

Date:

NS GROUP, INC. EQUITY PLAN
PERFORMANCE UNITS AGREEMENT

Exhibit A

The performance goals used to determine the performance units earned under this Agreement is the Company’s return on capital employed (“ROCE”). For purposes of this Agreement, ROCE shall equal earnings before interest and taxes, divided by average capital employed for the applicable period. Performance goals shall be calculated based on generally accepted accounting principles in effect at the time the goals are established without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goals are established.

In order to earn the performance award, ROCE for the Performance Period must:

•	average 10% over the Performance Period; and

•	be at least 4% in the final year of the Performance Period; otherwise, the cash is forfeited.

If earned, the performance award is paid in the following percentages:

•	“Threshold” performance pays 50% of the target performance award amount

•	“Target” performance pays 100% of the target performance award amount, and

•	“Maximum” performance pays 150% of the target performance award amount

Points between “threshold” and “target” performance and between “target” and “maximum” will be interpolated on a straight line basis. Upon achievement of performance goals, the cash award is paid at the end of the Performance Period, subject to other provisions of the LTIP.